Exhibit 1.1

Execution Version

NEW YORK COMMUNITY BANCORP, INC.

$300,000,000 5.90% Fixed-to-Floating Rate Subordinated Notes due 2028

UNDERWRITING AGREEMENT

(the “Agreement”)

November 1, 2018

Goldman Sachs & Co. LLC

Sandler O’Neill & Partners, L.P.

Credit Suisse Securities (USA) LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

            As Representatives of the Several Underwriters

            named in Schedule I hereto

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282

c/o Sandler O’Neill & Partners, L.P.,

1251 Avenue of the Americas, 6th Floor,

New York, New York 10020

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue,

New York, New York 10010

c/o Jefferies LLC

520 Madison Ave,

New York, New York 10022

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park,

New York, New York 10036

Ladies and Gentlemen:

New York Community Bancorp, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC (“Goldman Sachs”), Sandler O’Neill & Partners, L.P. (“Sandler”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Jefferies LLC (“Jefferies”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) are acting as representatives (in such capacity, the “Representatives”), subject to the terms and conditions stated herein, to issue and sell (the “Offering”) to the Underwriters, acting severally and not jointly, an aggregate of

$300,000,000 of 5.90% Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Securities”), of the Company. The Securities will be issued pursuant to an Indenture, to be dated on or about November 6, 2018 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, to be dated as of November 6, 2018 by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company wishes to confirm as follows its agreement with the Underwriters, acting severally and not jointly, in connection with the purchase of the Securities from the Company.

1. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions set forth herein, each of the Underwriters, acting severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.625% of the principal amount thereof, plus accrued interest, if any from November 6, 2018 to the Time of Delivery (as defined below), the principal amount of Securities set forth opposite its name in Schedule I hereto.

2. Terms of Public Offering. The Company has been advised by the Representatives that the Underwriters propose to make a public offering of the Securities upon the terms described in the Prospectus (as defined below) dated the date hereof.

3. Delivery of the Securities and Payment Therefor. Delivery to the Underwriters of the Securities and payment therefor shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on November 6, 2018, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Time of Delivery”). The place of closing for the Securities and the Time of Delivery may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Time of Delivery as originally scheduled include any reasonable determination by the Company or the Representatives to recirculate or otherwise make available to the public an amended or supplemented General Disclosure Package or Prospectus.

The Securities to be purchased hereunder shall be delivered to the Representatives for the respective accounts of the Underwriters for the Securities to be purchased by them at the Time of Delivery, against payment of the purchase price therefor by wire transfer of immediately available funds to one or more accounts specified in writing, not later than the close of business on the business day next preceding the Time of Delivery, by the Company. Payment for the Securities sold by the Company hereunder shall be delivered by the Representatives to the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

It is understood that the Representatives have been authorized by each Underwriter, for the respective accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters, acting severally and not jointly, have agreed to purchase. Goldman Sachs, Credit Suisse, Jefferies, Merrill Lynch and Sandler, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

4. Representations and Warranties of the Company.

4.1. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “Securities Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (No. 333-210919), including the related base prospectus, covering the registration of certain classes of securities of the Company (including the Securities) under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Regulations and a preliminary prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and Rule 424(b). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Any base prospectus and preliminary prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein referred to as the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is referred to herein as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”. The base prospectus and final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the confirmations of sales of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution of this Agreement.

4.2. The Company hereby represents and warrants to, and agrees with, each Underwriter, as of the date hereof, as of the Applicable Time (as referred to in Section 4.2(a) hereof) and as of the Time of Delivery as follows:

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission under the Securities Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 40l(g)(2) of the Securities Act Regulations has been received by the Company. No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below) or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body. The Company has fully complied with any request on the part of the Commission or any state or other jurisdiction’s regulatory body for additional information.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to

Rule 430B(f)(2), at the Time of Delivery, each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules regulations promulgated thereunder (the “Trust Indenture Act Regulations”), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus and any such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued or at the Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time, the Statutory Prospectus (as defined below) and the information listed in Annex I hereto to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the immediately preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, (i) as to that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) made in reliance upon and in conformity with the information specified in Section 12 hereof that will be furnished to the Company in writing by the Representatives on behalf of the Underwriters expressly for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:17 P.M. (New York City time) on November 1, 2018 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated or deemed to be incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration

Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act Regulations, whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the Securities Act Regulations because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations.

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the public offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in Section 5.1(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(b) (A) At the date of the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405; and (AA) at the original effectiveness of the Registration Statement, (BB) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and (CC) as of the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (CC)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(c) The documents which are incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or from which information is so incorporated by reference (the “Exchange Act Reports”), when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the original effectiveness of the Registration Statement at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, and at the Time of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; such financial statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; no other financial statements or supporting schedules are required under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations to be included in the Registration Statement, the General Disclosure Package or the Prospectus; the selected financial data and the summary financial information included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly present the information therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Securities Act.

(e) Neither the Company nor any Subsidiary (as defined below) (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (as defined below).

(f) Each of the Company, each “significant subsidiary” as defined in Section 1.02(w) of Regulation S-X (a “Significant Subsidiary”) and New York Commercial Bank (“Commercial Bank” and, together with the Significant Subsidiaries, the “Subsidiaries”) have been duly organized and are validly existing as corporations, statutory business trusts or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, statutory business trusts or limited liability companies in each jurisdiction in which the character or location of their respective properties (owned, leased or licensed) or the nature or conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified or in good standing (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company, New York Community Bank (“Community Bank” and, together with Commercial Bank, the “Banks”) and Commercial Bank) or taken as a whole or (ii) the Offering or consummation of any of the other transactions contemplated by this Agreement (including the issuance and sale of the Securities), the Indenture, the Registration Statement, the General Disclosure Package or the Prospectus, (any such effect described in clauses (i) or (ii) being a “Material Adverse Effect”), and have all requisite power and authority to own, lease or operate their respective properties and to conduct their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except as would not be expected to result in a Material Adverse Effect.

(g) Other than Community Bank, no subsidiary of the Company within the meaning of Rule 405 under the Securities Act is a Significant Subsidiary.

(h) The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (prospectus supplement); all of the outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly authorized and validly issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire from the Company or any subsidiary of the Company any of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), or other security of the Company or any Subsidiary convertible into, or exercisable or exchangeable for, Common Stock.

(i) The Indenture has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. At the Time of Delivery, the Indenture will be duly qualified under the Trust Indenture Act. At the Time of Delivery, the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in each of the Registration Statement, General Disclosure Package and the Prospectus.

(j) The Securities have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed by the Company and when issued and authenticated in accordance with the provisions of the Indenture, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

(k) At the Time of Delivery, Wilmington Trust, National Association will have been duly appointed as calculation agent for the Securities.

(l) All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(m) The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement, the Indenture, the Securities, the Registration Statement, the General Disclosure Package and the Prospectus. The transactions contemplated by this Agreement, the Indenture, the Securities, the Registration Statement, the General Disclosure Package and the Prospectus have been duly and validly authorized by the Company.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance and sale of the Securities) and thereby will not (i) conflict with, require consent under or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) conflict with or violate the provisions of the charter or by-laws or other organizational document of the Company or any Subsidiary, or (iii) conflict with or violate any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any Subsidiary or any of their properties or assets; and except as may be required under the securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters and except for any consents that have been obtained, no consent, approval, authorization or order of, or filing (other than routine tax filings) or registration with, any such Governmental Entity is required for the execution, delivery or performance of this Agreement, the Indenture or the Securities by it and the consummation by it of the transactions contemplated hereby and thereby, except (in the case of clause (i) above) as could not reasonably be expected to have a Material Adverse Effect.

(p) The statements set forth in the Prospectus under the captions “Description of Subordinated Debt Securities” (base prospectus) and “Description of the Notes” (prospectus supplement), insofar as they purport to constitute a summary of the terms of the Indenture or the Securities, as applicable, and under the captions “Certain ERISA Considerations” and “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws, agreements and documents referred to therein, are accurate, complete and fair. The statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements purport to describe the provisions of United States federal income tax laws, are correct in all material respects, subject to the qualifications and assumptions set forth therein.

(q) Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, individually (with respect to the Company and the Banks) or taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries taken as a whole. Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) The other financial and statistical information included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(s) KPMG LLP, the independent registered public accounting firm that audited the annual financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (United States); KPMG LLP has audited the Company’s internal control over financial reporting.

(t) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others that could be expected to have a Material Adverse Effect.

(v) There are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject (A) that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus by the Securities Act or the Securities Act Regulations and not disclosed therein or (B) which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act, the Securities Act Regulations or the Exchange Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the

Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(x) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(y) The Company has filed (or caused to be filed) all federal, state and local income and franchise tax returns required to have been filed with respect to the Company and its Subsidiaries through the date hereof and has paid all taxes due thereon (except to the extent the failure to do so would not have a Material Adverse Effect and except for taxes against which appeals have been or will be promptly taken and as to which adequate reserves have been provided), and no tax deficiency asserted against the Company or any of its Subsidiaries has been determined adversely to the Company or any Subsidiary which has had (nor does the Company have any knowledge of any tax deficiency asserted against the Company or its Subsidiaries which, if determined adversely to the Company or any Subsidiary, could have) a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any complete taxable period not finally determined are reasonably believed to be adequate to meet any unpaid tax liabilities of the Company or the Subsidiaries for any such period and, since December 31, 2017, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than liens for taxes not yet due and payable and for which adequate reserves have been provided.

(z) The Company and the Subsidiaries maintain “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(aa) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable Exchange Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(bb) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, there has been no change in internal control or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Neither the Company nor any Subsidiary is, or will be after the offering and application of the proceeds therefrom, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended; and the rules and regulations of the Commission thereunder, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such Act.

(dd) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company (A)(I) there has been no material security breach or other compromise of any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors maintained by or on behalf of the Company and the Subsidiaries) (collectively, “IT Systems and Data”) and (II) the Company and the Subsidiaries have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach to their IT Systems and Data; (B) the Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and the Subsidiaries have implemented backup and disaster recovery technology as required by applicable law.

(ff) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the

Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) None of the Company, any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of America or any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) having authority over the Company or any Subsidiary and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the knowledge of the

Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to or the target of any U.S. sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OF AC”) or other relevant sanction authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) financing the activities or business of any person or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and its Subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better and (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or such Subsidiary to carry on its business as currently conducted, except for those the failure of which to possess would not have a Material Adverse Effect.

(jj) Each Bank is duly organized and is validly existing as a stock savings bank under the laws of the State of New York; each Bank is a member in good-standing of the Federal Home Loan Bank of New York, and the deposit accounts of each Bank are insured up to the applicable limits by the FDIC.

(kk) The Company and the Subsidiaries currently maintain, or are covered by, insurance in such amounts and covering such risks as is considered by each of them to be reasonable for their respective operations and their known liabilities, contingent and otherwise. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor either Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, except as could not be expected to have a Material Adverse Effect; and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or either Bank under such policies.

(ll) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the Offering, other than as contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(mm) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are currently in effect.

(nn) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, (1) neither the Company’s independent registered public accountants nor the Audit Committee of the Board of Directors of the Company have been advised of any material weakness in the Company’s internal controls, or of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, and (2) the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies in the design or operation of the Company’s internal control over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(oo) The statistical and market-related data contained, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(pp) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, a violation of Regulation M under the Exchange Act or the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

5. Covenants and Agreements of the Company.

5.1. The Company covenants and agrees with each Underwriter as follows:

(a) The Company, subject to Section 5.1 (b), will comply with the requirements of Rule 430B and will notify the Representatives promptly, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or otherwise deemed to be a part thereof, or for additional information, (iv) of the issuance of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or notice objecting to its use pursuant to Rule 401(g)(2) of the Securities Act Regulations, or any order preventing or suspending the use of the preliminary prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement or (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain promptly the lifting thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) ). This subsection (a) shall only apply to the Company for so long as the distribution of the Securities purchased hereunder has not been completed or so long as the delivery of a prospectus is required in connection with such offering or sale of the Securities hereunder.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment or supplement to either the General Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish or make available to the Representatives copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object on a timely basis unless, in the judgment of the Company, filing or use of such document is necessary to comply with any law. This subsection (b) shall only apply to the Company for so long as the distribution of the Securities purchased hereunder has not been completed or so long as the delivery of a prospectus is required in connection with such offering or sale of the Securities hereunder.

(c) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and any new registration statement relating to the Securities and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and any new registration statement relating to the Securities and each amendment thereto (without exhibits) for each of the Underwriters. However, the Company’s obligation to deliver such registration statements to the Underwriters shall be deemed satisfied to the extent that such registration statements are (1) available on EDGAR and (2) identical to the EDGAR version.

(d) The Company has delivered to each Underwriter, without charge, as many copies of the preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus is (or but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”) would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) If at any time when a prospectus is (or but for the exception afforded by Rule 172 would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the same will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (solely in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations or to file a new registration statement relating to the Securities, the Company will promptly (1) notify the Representatives of any such event or condition, (2) prepare and file with the Commission, subject to Section 5.1 (b), (i) such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and (ii) such new registration statement to satisfy such filing requirement, (3) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and (4) furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the preliminary prospectus or the Prospectus included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 8 hereof.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 under the Securities Act.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee required by FINRA in connection with its review of the Offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) During the period commencing on the date hereof through and including the Time of Delivery, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any subordinated debt securities issued or guaranteed by the Company and having a term of more than one year (other than the Securities and commercial paper).

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, a violation of Regulation M under the Exchange Act or stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company, during the period when a prospectus is (or but for the exception afforded by Rule 172 would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than Issuer-Represented Free Writing Prospectuses listed on Annex I hereto. Each such Issuer-Represented Free Writing Prospectus and each other free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter individually referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or the Offering, (ii) information meeting the requirements of Rule 134 of the Securities Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(l) If, immediately prior to the third anniversary of the effectiveness of the Original Registration Statement (the “Renewal Date”), any Securities remain unsold by any Underwriter, the Company will, prior to the Renewal Date and subject to Section 5.l(b), promptly notify the Representatives and file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date and to notify the Representatives of its effectiveness, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(m) The Company will prepare a final term sheet in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d)(5)(ii) of the Securities Act Regulations within the time required thereby. Any such final term sheet shall be an Issuer-Represented Free Writing Prospectus and a Permitted Free Writing Prospectus.

(n) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

6. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the General Disclosure Package, the Blue Sky memoranda, any Issuer-Represented Free Writing Prospectus, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Securities and the reasonable fees and disbursements of counsel for the Underwriters relating thereto; (v) the cost of preparing, printing, authenticating, issuing and delivering the Securities; (vi) the costs and charges of the Trustee and its counsel; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Securities to the Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 6 and in Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel (other than as described in clause (iii) of the Section 6), transfer taxes on the resale of any Securities by them and any advertising expenses in connection with offers of Securities.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 8 hereof, the Company shall reimburse the Underwriters for all of their reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any road show materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any road show materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished to the Company by any Underwriter consists of the information described as such in Section 12 hereof.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportions to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) On the date of the Prospectus at the time of execution of this Agreement, KPMG LLP shall have furnished to the Underwriters a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained, incorporated by reference in or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) At the Time of Delivery, KPMG LLP shall have delivered a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery.

(c) Each of the preliminary prospectus supplement, the Statutory Prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the applicable time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and in accordance with Section 5.1 (a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge threatened by the Commission; no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by the Company.

(d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York State authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(e) The Underwriters shall have received an opinion, dated the Time of Delivery, of R. Patrick Quinn, Chief Corporate Governance Officer of the Company, substantially to the effect as set forth in Annex II.

(f) The Underwriters shall have received an opinion, dated the Time of Delivery, of Baker Botts L.L.P., special counsel to the Company, substantially to the effect as set forth in Annex III.

(g) Sullivan & Cromwell LLP shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(h) The Representatives shall have received at the Time of Delivery a certificate of the Company’s Chief Executive Officer or an Executive Vice President and its Chief Financial Officer stating that: (i) the condition set forth in subsection (c) of this Section 8 has been satisfied, (ii) as of the date of the Agreement and as of the Time of Delivery, the representations and warranties of the Company set forth in Section 4 of the Agreement are accurate, (iii) as of the Time of Delivery, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus pursuant to the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations that have not been included as required and (vi) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company and the Banks) or taken as a whole or (y) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Indenture, the Securities, the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Representatives shall have received on the date of this Agreement and at the Time of Delivery certificates from the Chief Financial Officer of the Company, dated as of the date of this Agreement and the Time of Delivery, respectively, and in form and substance reasonably satisfactory to the Representatives.

(j) The Company shall have furnished or caused to have been furnished to the Underwriters further certificates and documents as the Representatives shall have reasonably requested.

(k) Prior to the Time of Delivery, the Indenture shall have been duly executed and delivered by each of the Company and the Trustee, the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee and the Wilmington Trust, National Association shall have been duly appointed as calculation agent with respect to the Securities.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Time of Delivery. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder at the Time of Delivery and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Time of Delivery does not exceed 10% of the aggregate principal amount that the Underwriters are obligated to purchase at the Time of Delivery, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase at the Time of Delivery. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase at the Time of Delivery and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 4 and all obligations under Section 5 shall also remain in effect.

11. [RESERVED]

12. Information Furnished by the Underwriters. The Company acknowledges that the third and tenth paragraphs, the third and fourth sentence of the eleventh paragraph and the first sentence of the thirteenth paragraph of text, under the caption “Underwriting (Conflicts of Interest)” in the General Disclosure Package and the Prospectus, constitutes the only information furnished by the Representatives on behalf of the Underwriters as such information is referred to in Sections 4.2(a), 7(a) and 7(b) hereof.

13. No Fiduciary Relationships. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

Attention: R. Patrick Quinn

with a copy to

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Attention: Robert Wann, Jr. and Adorys Velazquez

(ii)	to the Underwriters

Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282

Attention: Registration Department,

Sandler O’Neill & Partners, L.P.,

1251 Avenue of the Americas, 6th Floor,

New York, New York 10020

Attention: General Counsel,

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: IBCM-Legal,

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel, and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Section 7 hereof, the Indemnified Parties and Underwriter Indemnified Parties referred to in Sections 7, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement.

15. Applicable Law; Counterparts. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company hereby irrevocably waives any right it may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[The remainder of this page is left intentionally blank.]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ R. Patrick Quinn
Name:	R. Patrick Quinn
Title:	Corporate Secretary

CONFIRMED as of the date first above mentioned.

GOLDMAN SACHS & CO. LLC

By	/s/ Raffael Fiumara
Name:	Raffael Fiumara
Title:	Vice President

SANDLER O’NEILL & PARTNERS L.P.,
By: SANDLER O’NEILL & PARTNERS CORP., the sole general partner

By	/s/ Robert A. Kleinert
Name:	Robert A. Kleinert
Title:	An Officer of the Corporation

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Richard Myers
Name:	Richard Myers
Title:	Managing Director

JEFFERIES LLC

By	/s/ Matt Casey
Name:	Matt Casey
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Jacqueline Cleary
Name:	Jacqueline Cleary
Title:	Managing Director

Acting on behalf of itself and as the Representatives of the several Underwriters.

Schedule I

Name	Aggregate Principal Amount of Securities
Goldman Sachs & Co. LLC	$88,500,000
Sandler O’Neill & Partners, L.P.	$58,500,000
Credit Suisse Securities (USA) LLC	$36,000,000
Jefferies LLC	$36,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$36,000,000
American Capital Partners, LLC	$15,000,000
Citigroup Global Markets Inc.	$15,000,000
Raymond James & Associates, Inc.	$15,000,000

Total:	$300,000,000

Annex I

Issuer-Represented Free Writing Prospectuses

(1) Included in the General Disclosure Package

•	Final term sheet, dated November 1, 2018, relating to the Securities.

(2) Not included in the General Disclosure Package

None

Annex II

[Opinion of R. Patrick Quinn, Chief Corporate Governance Officer of the Company]

Annex III

[Opinion of Baker Botts L.L.P.]